Exhibit 23.1

                            CONSENT OF KPMG LLP


The Board of Directors
Jones Lang LaSalle Incorporated:


We consent to the use of our reports dated February 7, 2000, with respect to the consolidated financial statements and schedule of Jones Lang LaSalle Incorporated and its subsidiaries and their predecessors as of December 31, 1999 and 1998 and for the three-year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K of Jones Lang LaSalle Incorporated, and our report dated February 7, 2000, except as to note 14 which is as of June 22, 2000, with respect to the consolidated financial statements of Jones Lang LaSalle Incorporated and its subsidiaries and their predecessors as of December 31, 1999 and 1998 and for the three-year period ended December 31, 1999, which report appears in the Form 8-K of Jones Lang LaSalle Incorporated dated August 11, 2000, all incorporated by reference, and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the Registration Statement on Forms F-4 and S-4.


                                          /s/ KPMG LLP

Chicago, Illinois
December 1, 2000